bBooth, Inc. Engages DelMorgan & Co. as Financial Advisor

Hollywood, CA – March 26, 2015 –bBooth, Inc. (OTCQB: BBTH) announced today that it has engaged DelMorgan & Co., an internationally recognized investment banking firm, as its financial advisor to consult bBooth on potential strategic growth opportunities, which may include raising debt or equity capital, as well as strategic acquisitions, joint ventures and partnerships among other initiatives, with the goal of increasing shareholder value.

"We are pleased to be working with DelMorgan," stated bBooth CEO Rory J. Cutaia. "We're confident that their experience in raising capital and analyzing, structuring and financing acquisition opportunities will help accelerate the growth of our company and could significantly enhance shareholder value."

Rob Delgado, Chairman of DelMorgan & Co., continued, "bBooth is at the forefront of a new, rapidly developing movement, where music, social media, and technology intersect.  Our goal is to help ensure that capital and strategic alliances are available as they continue to execute their exciting and potentially disruptive business plans."
Neil Morganbesser, President & CEO of DelMorgan, added, "We are always excited to work with companies like bBooth that are in the process of transforming an entire industry and empowering consumers.  We have been very impressed with the way the company's app and kiosk can provide widely distributed professional recording studio-quality opportunities for a variety of entertainment applications, and we are excited to be part of the next stage of bBooth's growth and evolution."
bBooth has not made any decision to enter into any particular transaction and there can be no assurance that bBooth will enter into any transaction in the future.

About bBooth
bBooth (OTCQB: BBTH; CUSIP number: 07331L 108), The Talent Discovery Company, is defining a new category.  Through the combination of its new mobile app kord, and its experiential mall-based video recording kiosks, bBooth is the new platform for content creation and distribution, artist promotion, fan engagement and talent discovery.  For more information on bBooth and kord, visit www.bBooth.com.

About DelMorgan & Co.
DelMorgan & Co. is an internationally recognized investment bank and financial advisor.  With over 150 years of combined experience and over $250 billion in successfully completed transactions, the professionals at DelMorgan & Co. provide world-class financial advice and assistance to companies, institutions, governments and individuals around the world.

For media inquiries, please contact:
Jaymie Scotto & Associates
+1 866.695.3629
pr@jaymiescotto.com
For investor inquiries, please contact:
Rory J. Cutaia
President & CEO
bBooth, Inc.
+1 855.250.2300
rory@bBooth.com
For inquiries about DelMorgan, please contact:
Rob Delgado / Neil Morganbesser
Chairman / President & CEO
DelMorgan & Co.
+1 310.319.2000
inquiries@delmorganco.com

Disclaimer for Forward-Looking Information:
This news release contains certain "forward-looking information" within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" occur. Forward-looking information in this press release includes, but is not limited to, statements regarding: (i) potential growth opportunities bBooth may pursue, and how DelMorgan & Co. ("DelMorgan") will be able to assist with same; (ii) management's confidence that working with DelMorgan will help accelerate the growth of bBooth and significantly enhance shareholder value; and (iii) bBooth being in the process of transforming an entire industry and empowering consumers. Although management believes that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct.  Such forward-looking statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements including, without limitation, that: (i) bBooth, both independently and with DelMorgan, may be unable to identify appropriate growth opportunities to pursue; (ii) any potential transactions identified may not be completed; (iii) even if suitable growth opportunities are identified and completed, they may not increase shareholder value as expected, and could even have a negative effect on bBooth's operations and financial condition; and (iv) as an early-stage company, bBooth may be unable to raise the additional financing needed to pursue its growth and business development plans.  These forward-looking statements are made as of the date of this news release and, except as required by applicable laws, bBooth assumes no obligation to update these forward-looking statements or to update the reason why actual results may differ from those anticipated in the forward-looking statements.  Additional information about bBooth and these and other assumptions, risks and uncertainties are available in bBooth's public filings with the Securities and Exchange Commission under its profile on EDGAR at www.sec.gov.
###